CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271387 on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of LanzaTech Global, Inc. and subsidiaries (collectively, “LanzaTech”) and the effectiveness of LanzaTech’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 29, 2024